Registration No. 333-
    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1999
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                   LABTEC INC.
                     -------------------------------------
             (Exact name of registrant as specified in its charter)

                    MASSACHUSETTS                               04-3116697
                    -------------                               ----------
         (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                     Identification No.)

         1499 S.E. TECH CENTER PLACE, SUITE 350
                VANCOUVER, WASHINGTON                              98683
                ---------------------                              -----
          (Address of Principal Executive Offices)              (Zip Code)
              1997 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
              ----------------------------------------------------
                            (Full title of the plan)

                            ROBERT G. WICK, PRESIDENT
                                   LABTEC INC.
                     1499 S.E. TECH CENTER PLACE, SUITE 350
                               VANCOUVER, WA 98683
                     (Name and address of agent for service)

                                  360-896-2000
          (Telephone number, including area code, of agent for service)

   WITH A COPY TO:             MARK S. HIRSCH, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 704-6105

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                          Proposed Maximum     Proposed Maximum     Amount Of
Title Of Securities     Amount To Be     Offering Price Per   Aggregate Offering  Registration
To Be Registered        Registered(1)         Share(2)             Price(2)           Fee(2)
-----------------------------------------------------------------------------------------------
Common Stock, par       182,830 shares        $1.524             $278,633           $ 77.46
value $.01 per share     92,477 shares        $4.572             $422,805           $117.54
                        133,000 shares        $5.375             $714,875           $198.74
                        165,000 shares        $5.000             $825,000           $229.35
                        134,650 shares        $3.875             $521,769           $145.05
                        176,994 shares        $3.875             $685,852           $190.67
-----------------------------------------------------------------------------------------------
       TOTAL            884,951 shares                                              $958.81
===============================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1997 Amended and Restated Employee Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h): (i) with respect to outstanding options to purchase 182,830 shares under the 1997 Amended and Restated Employee Stock Option Plan (the "1997 Plan"), the exercise price thereof of $1.524 per share; (ii) with respect to outstanding options to purchase 92,477 shares under the 1997 Plan, the exercise price thereof of $4.572 per share; (iii) with respect to outstanding options to purchase 133,000 shares under the 1997 Plan, the exercise price thereof of $5.375 per share; (iv) with respect to outstanding options to purchase 165,000 shares under the 1997 Plan, the exercise price thereof of $5.00 per share; (v) with respect to outstanding options to purchase 134,650 shares under the 1997 Plan, the exercise price thereof of $3.875 per share; and (vi) the average of the bid and asked prices per share of the registrant's Common Stock on the Nasdaq National Market on November 22, 1999 with respect to the remaining 176,994 shares subject to future grant under the 1997 Plan.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Company with the Securities and Exchange Commission (File No. 0-27302) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference: the Company's (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1999, as amended on Amendment No. 1 on Form 10-K/A filed July 29, 1999; (b) the Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999; (c) the Company's Current Reports on Form 8-K dated August 20, 1999 (date of earliest event reported) and November 1, 1999 (date of earliest event reported) and the Company's Current Report on Form 8-K/A dated August 20, 1999 (date of earliest event reported); and (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on November 29, 1995 under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Registrant the power to indemnify any director, officer, employee or agent to whatever extent permitted by the Registrant's Restated Articles of Organization, as amended, Amended and Restated By-laws or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the
Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the statute.

         Article VI of the Registrant's By-laws provides that the Registrant shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the corporation, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         A person entitled to indemnification under Article VI whose duties include service or responsibilities as a fiduciary with respect to a subsidiary or other organization shall be deemed to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith in the reasonable belief that his action was in the best interests of such subsidiary or organization or of the participants or beneficiaries of, or other persons with interests in, such subsidiary or organization to whom he had a fiduciary duty.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         Section 13(b) (1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate or limit a director's personal liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit.
Section VI.C.5. of the Registrant's Restated Articles of Organization, as amended, provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number
         ------

           4.1 Restated Articles of Organization of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (the "1999 Form 10-K")).

           4.2      Articles  of   Amendment   to  the   Restated   Articles  of
                    Organization of the Company (Incorporated by reference to Exhibit 3.2 to the 1999 Form 10-K).

           4.3 Articles of Amendment to the Restated Articles of Organization, as amended, of the Company (Incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

           5.1 Opinion and consent of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the securities being offered.

           23.1     Consent of PricewaterhouseCoopers LLP.

           23.2     Consent of Parker Chapin Flattau & Klimpl, LLP (Contained in
                    Exhibit 5.1).

           24.1 Power of Attorney (Contained in the signature page to this registration statement).

           99.1     Amended  and  Restated  1997  Employee   Stock  Option  Plan
                    (Incorporated by reference to Exhibit 10.1 to the 1999 Form 10-K).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on the 22nd day of November, 1999.

                                   LABTEC INC.


                                   By:  /s/ Robert G. Wick
                                        ________________________________________
                                        Robert G. Wick
                                        Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Wick, Marc J. Leder and Rodger
R. Krouse, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature                              Title
---------                              -----
/s/ Robert G. Wick                     Chief Executive Officer, President and   November 22, 1999
----------------------------------     Director
Robert G. Wick

/s/ Marc J. Leder                      Co-Chairman, Senior Vice President,      November 22, 1999
----------------------------------     Finance, Chief Financial Officer,
Marc J. Leder                          Treasurer and Director


/s/ Rodger R. Krouse                   Co-Chairman, Clerk and Director          November 22, 1999
----------------------------------
Rodger R. Krouse

/s/ Bradley A. Krouse                  Director                                 November 22, 1999
----------------------------------
Bradley A. Krouse

/s/ Joseph Pretlow
----------------------------------     Director                                 November 19, 1999
Joseph Pretlow

 /s/ George R. Rea                     Director                                 November 17, 1999
----------------------------------
George R. Rea

 /s/ Geoffrey Rehnert                  Director                                 November 22, 1999
----------------------------------
Geoffrey Rehnert

 /s/ Julian Rubinstein                 Director                                 November 22, 1999
----------------------------------
Julian Rubinstein

----------------------------------     Director                                 November __, 1999
Patrick J. Sullivan

/s/ Marc Wolpow                        Director                                 November 22, 1999
----------------------------------
Marc Wolpow

                                  EXHIBIT INDEX
                                  -------------

    Exhibit
    Number                                                                        Page No.
    ------                                                                        --------
      4.1      Restated Articles of Organization of the Company (Incorporated by
               reference to Exhibit 3.1 to the  Company's  Annual Report on Form
               10-K for the  fiscal  year ended  March 31,  1999 (the "1999 Form
               10-K")).

      4.2 Articles of Amendment to the Restated Articles of Organization of the Company (Incorporated by reference to Exhibit 3.2 to the 1999
               Form 10-K).

      4.3 Articles of Amendment to the Restated Articles of Organization, as amended, of the Company (Incorporated by reference to Exhibit
               3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

      5.1 Opinion and consent of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the securities being offered.

     23.1      Consent of PricewaterhouseCoopers LLP.

     23.2      Consent  of  Parker  Chapin  Flattau  & Klimpl, LLP (Contained in
               Exhibit 5.1).

     24.1 Power of Attorney (Contained in the signature page to this registration statement).

     99.1      Amended   and   Restated   1997   Employee   Stock   Option  Plan
               (Incorporated  by  reference  to  Exhibit  10.1 to the 1999  Form
               10-K).

                                                                     Exhibit 5.1


                                                               November 23, 1999

Labtec Inc.
1499 S.E. Tech Center Place
Suite 350
Vancouver, Washington  98683

Ladies and Gentlemen:

         We have acted as counsel to Labtec Inc., a corporation incorporated under the laws of the Commonwealth of Massachusetts (the "Company"), in
connection with its filing of a registration statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of stock options to purchase up to 884,951 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), granted to directors of the Company (including directors who are not employees of the Company), executive officers of the Company and its subsidiaries and other employees, consultants and advisors of the Company, pursuant to the Company's Amended and Restated 1997 Employee Stock Option Plan (the "Plan").

         In connection with the foregoing, we have examined, among other things, the Plan, the Registration Statement, and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of options granted or to be granted under the Plan will be, when issued pursuant to the provisions of the Plan, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Parker Chapin Flattau & Klimpl, LLP
                                      PARKER CHAPIN FLATTAU & KLIMPL, LLP